Exhibit 23.2    Consent of Richard O. Weed

                                 WEED & Co. L.P.
                        4695 MacArthur Court, Suite 1450
                         Newport Beach, California 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087


                                November 14, 2000




Board of Directors
Enova Holdings, Inc.
1196 E. Willow Street
Long Beach, CA 90806

         RE: Consent

Greetings:

I hereby consent to the use of my opinion in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 5,812,211 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), to be sold by the Company upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2, (the "Registration Statement"), as an exhibit to the Registration Statement and to the use of my name under the caption "Experts" in the Prospectus included as part of the Registration Statement.

Very truly yours,


/s/ Richard O. Weed
Richard O. Weed














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